UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2015

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-185336	26-3455189
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On March 12, 2015, Hartman Short Term Income Properties XX, Inc. (the “Company”), through Hartman XX Limited Partnership, entered into a purchase and sale and escrow agreement with 12830 Hillcrest Road Investors LP, relating to the acquisition of an office building commonly known as Commerce Plaza Hillcrest (the “Hillcrest Building”), containing 203,688 square feet of office space located in Dallas, Texas for an aggregate purchase price of $11,400,000, exclusive of closing costs.  The Company intends to finance the acquisition of the Hillcrest Building with proceeds from its ongoing public offering and financing secured by the Hillcrest Building.

The acquisition of the Hillcrest Building is subject to substantial conditions to closing, including the absence of a material adverse change to the Hillcrest Building prior to the acquisition date.  There is no assurance that the Company will close the acquisition of the Hillcrest Building on the terms described above or at all.

The material items of the agreement described herein are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Purchase and Sales and Escrow Agreement, dated as of March 12, 2015 by and between 12830 Hillcrest Road Investors LP and Hartman XX Limited Partnership.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(Registrant)
Date: March 13, 2015	By:	/s/ Louis T. Fox, III
Louis T. Fox, III
Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description
10.1	Purchase and Sales and Escrow Agreement, dated as of March 12, 2015, by and between 12830 Hillcrest Road Investors LP and Hartman XX Limited Partnership.